Exhibit 13.1

Certification

Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Iao Kun Group Holding Company Limited. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2015 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

IAO KUN GROUP HOLDING COMPANY LIMITED

March 11, 2016	By:	/s/ Vong Hon Kun
Name: Vong Hon Kun
Title: Chief Executive Officer
(Principal Executive Officer)

March 11, 2016	By:	/s/ Yip Cheuk Fai
Name: Yip Cheuk Fai
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)